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                                                                   Exhibit 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT
                                JAMES M. PHILLIPS


         THIS EMPLOYMENT AGREEMENT is made this 24th day of January, 1997 by and between OMNIVIEW, INC., a Tennessee corporation (the "Company") and JAMES M. PHILLIPS (the "Executive") (the "Employment Agreement");

                              W I T N E S S E T H:

         WHEREAS, the Company is principally engaged in the business of developing and designing applications and implementations of/for new technologies (the "Business"); and

         WHEREAS, Executive possesses certain skills, expertise and contacts related to the Business; and

         WHEREAS, because of such skills, expertise and contacts, the Company desires to employ Executive, and Executive desires to accept employment with the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agrees as follows:

         1. EMPLOYMENT. The Company hereby employs Executive to perform the duties described herein, and Executive hereby accepts such employment, on the terms and conditions set forth herein.

         2. TERM OF EMPLOYMENT. Subject to the provisions for termination set forth in Paragraph 11 of this Employment Agreement, the term of Executive's employment hereunder shall commence on the date hereof and shall expire at the close of business on December 31, 1999 (the "Term"); provided, however, the Term of such employment shall automatically renew for a one year period on December 31, 1999 and on each December 31 thereafter unless the Company shall have given
(3) months prior notice of termination to Executive.

         3. DUTIES OF EXECUTIVE. Throughout the Term of his employment by the Company under this Employment Agreement, Executive shall serve as a member of the board of directors of the Company, President and Chief Executive Officer of the Company and shall devote his full business time and talents to such services for the Company as shall be designated from time to time by the Board of Directors of the Company and shall have general and active day-to-day management authority for the operation of the Business and affairs of the Company. As part of such duties, Executive shall have the authority to employ and to terminate the employment of all other persons employed in any capacity by the Company subject to any contractual obligations that Company may have to any employee and as Executive may deem necessary for the efficient operation of the Company's activities. All employment agreements for executive level employees shall be subject to the approval of the Board of Directors.

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         Executive shall perform his duties from the offices of the Company and from such other locations as he deemed to be in the best interest of the Company, but Executive shall not be required to move his residence or principal office from the Knoxville, Tennessee vicinity.

         4. BASE COMPENSATION. Throughout the Term, the Company shall compensate Executive for all services to be rendered by him hereunder at the annual rate of Three Hundred Seventy Five Thousand Dollars ($375,000), subject to all applicable income tax withholding and other payroll taxes. Such compensation shall be payable monthly.

         5. ANNUAL BONUS PAYMENT. Within 45 days following each fiscal year of the Company covered by the Term hereof, and in addition to his Base Compensation, Executive shall be paid an annual bonus equal to five percent (5%) of the total income after taxes earned by the Company for such calendar year (without reduction for the amount of the Bonus). For the purposes of this Employment Agreement "income after taxes" shall mean net income after taxes as computed in accordance with generally accepted accounting principles consistently applied (without reduction for the amount of the bonus). Executive shall cease to receive such bonus after the completion of an initial public offering. However, Company will prorate the bonus amount due through the date of the initial public offering and pay Executive such amount so determined. For example, if an initial public offering is completed on February 28, 1998, the Company's total income before taxes for the calendar year through such date shall be determined and the Company shall pay 5% of such amount to Executive upon completion of the initial public offering.

         6. STOCK OPTION. Effective on the date hereof, Executive is granted an option to purchase 412,559 shares of the capital stock of the Company issued as an Incentive Stock Option and meeting the requirements of Section 442(b) of the Internal Revenue Code of 1986 as amended. Executive may exercise this option at a price of $5.00/share. The option shall be vested and exercisable as follows:

            (a)  25% upon execution of this Employment Agreement;

            (b)  25% twelve months from the date hereof;

            (c)  the remainder twenty-four months from the date hereof.

Notwithstanding the foregoing, the option shall become immediately and fully vested upon an initial public offering of the capital stock of the Company and/or upon a change in the present control of the Company which is defined as a single sale of more than 50% of the outstanding stock of the Company or in the event of a termination under 11b or 11c.

         In the event of Executive's death during the Term hereof, the Company shall have the option to buy back the appreciated value of unexercised vested options and repurchase applicable stock of the Company owned by Executive from Executive's estate. The Company shall exercise such option only if Company has purchased a sufficient amount of life insurance on Executive's life to fund 100% of the purchase price of the options and stock, subject to Executive's insurability at standard risk assessments for persons of Executive's age. Company's option to repurchase unexercised vested options and capital stock owned by the Executive at death will expire upon the completion of an


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initial public offering. The terms and price shall be as determined in the
Motorola/DCI Agreements hereinafter defined. All Company stock issued to Executive shall be restricted by the Motorola/DCI Agreements.

         7. BENEFITS. Throughout the Term, Executive shall be entitled to participate in those benefit plans and insurance programs that are customarily provided by the Company to its executive employees subject to the eligibility requirements of such plans and programs. In addition, Executive shall receive:

                  (a) life insurance throughout the Term equal to three (3) times his Base Compensation, subject to Executive's insurability at standard risk assessments for persons of Executive's age;

                  (b) a dislocation payment in the amount of Twenty Five Thousand Dollars ($25,000);

                  (c) the cost of moving Executive's household effects to Knoxville, and for house hunting trips which amounts should be paid directly by the Company;

                  (d) reimbursement for up to six (6) months of Executive's mortgage payments which shall not exceed $8,500 per month on Executive's home in Illinois incurred after Executive relocates to Knoxville, Tennessee, to be paid upon the due date of each mortgage payment; and

                  (e) in the event of a loss on the sale of Executive's home in Illinois, 50% of such loss and Executive's sales commission fees up to an aggregate maximum for both such items of $150,000 based upon actual receipts and closing statements.

         8. ATTORNEYS' FEES. The Company will pay Executive's attorneys for services rendered by them in connection with the preparation of this Employment Agreement and for counseling and other services rendered to Executive in connection with his affiliation with the Company. The amount of such attorneys' fees to be paid by the Company shall not exceed eight thousand dollars ($8,000).

         9. VACATION. Executive shall be entitled to four (4) paid weeks of vacation each year.

         10. REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Executive for all legal, appropriate and reasonable travel, communications, entertainment and other expenses incurred by Executive in performing his obligations under this Employment Agreement.

         11.      TERMINATION.

                  (a) During the Term hereof, the Company shall have the right to terminate Executive's employment with the Company for Cause. For the purpose of this Employment Agreement, a termination for Cause shall be a bona fide termination of Executive for egregious acts of dereliction of duty on his part. Prior to any termination for Cause, however,

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         Executive must be provided a written explanation of the concerns felt by the Company and provided a reasonable opportunity to cure or mitigate such concerns. Further, any termination for Cause must be in writing, approved by the Board of Directors of the Company excluding Executive and must state the bona fide reasons therefor. No termination for Cause shall affect in any manner Executive's right to receive or exercise the options which have vested as of the date of such termination.

                  (b) In the event the Company elects to terminate Executive prior to the expiration of the Term or any renewal term for reasons that do not constitute a termination for Cause, in the event the Company changes Executive's responsibilities or job title(s) without his prior written consent, or in the event the Company fails to honor the terms of this Employment Agreement, then Executive is free to obtain other employment and the Company shall immediately pay Executive a lump sum Severance Payment in the amount of $500,000. After completion of an Initial Public Offering, the amount of such Severance Payment shall increase to $1,000,000.

                  (c) Executive's obligations and Executive's employment hereunder shall terminate immediately without further notice or action if any of the following events shall occur:

                      (i) the Term or any renewal term shall expire without renewal;

                      (ii) Executive shall die while employed during the Term or any renewal term; or

                      (iii) Executive shall be unable while employed during
                  the Term or any renewal term to perform the normal duties of his employment for a period of 180 days as a result of illness or injury.

         In such event as is described in this Paragraph 11.c, Employee shall not be entitled to further Base Compensation or the Severance Payment referenced in Paragraph 11.b above, but shall be entitled to receive the prorated amount of any Annual Bonus determined as of the termination date as set forth in Paragraph 5 hereof.

         12.      MISCELLANEOUS.

                  (a) Written Agreement to Govern. This Employment Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, negotiations, understandings or written agreements among the parties hereto relating to the subject matter contained herein, and merges all prior and contemporaneous discussions among them.

                  (b) Severability. The parties hereto expressly agree that it is not the intention of any party hereto to violate any public policy, statutory or common law rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Employment Agreement is judicially or administratively interpreted or construed as being in violation of any such provision, such articles, sections, sentences, words, clauses or



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         combinations thereof shall be inoperative, and the remainder of this
         Employment Agreement shall remain binding upon the parties hereto.

                  (c) Notices and Other Communications. Every notice or other communication required, contemplated or permitted by this Employment Agreement by any party shall be in writing and shall be delivered either by personal delivery, telegram, private courier service, or by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom intended at the following address:

                  If to the Company:      Omniview, Inc.
                                          7325 Oak Ridge Highway
                                          Knoxville, TN  37931
                                          Attn:  H. Lee Martin

                  with a copy to:         Mark K. Williams, Esq.
                                          McCampbell & Young
                                          P.O. Box 550
                                          Knoxville, TN 37901-0550

                  If to Executive:        Mr. James M. Phillips
                                          c/o Omniview, Inc.
                                          7325 Oak Ridge Highway
                                          Knoxville, TN  37931

                  with a copy to:         Shepherd D. Tate, Esq.
                                          Martin, Tate, Morrow & Marston, P.C.
                                          22 N. Front Street, 11th Floor
                                          Memphis, TN 38103

         or at such other address as the intended recipient shall from time to time designate by written notice delivered in accordance herewith. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient.

                  (d) Law to Govern. The validity, construction and enforceability of this Employment Agreement shall be governed in all respects by the laws of the State of Tennessee, without regard to its conflict of laws rules.

                  (e) Successors and Assigns. This Employment Agreement shall be binding upon and shall insure to the benefit of the Company and its successors and assigns. Upon his death, Executive's rights hereunder shall inure to the benefit of his estate.

                  (f) Waiver of Provisions. The terms and conditions of this Employment Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later date to enforce the same.


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                  (g) Motorola, Inc. and Discovery Communications, Inc.
         Consents. This Employment Agreement is subject to the consents of Motorola, Inc. ("Motorola") and Discovery Communications, Inc. ("DCI") as described in the Stock Purchase Agreement dated December 20, 1996
         Section 5(p)6. Executive acknowledges that the Company and Motorola and DCI have entered into a Stock Purchase Agreement dated December 20, 1996, including a Stock Option and Voting Agreement and a Voting Trust Agreement of even date therewith (the "Motorola/DCI Agreements") which restrict the ability of the Company to take certain actions. Executive agrees that any provisions of this Employment Agreement which are determined by Motorola or DCI to be prohibited by the Motorola/DCI Agreements shall be stricken from this Employment Agreement and shall be unenforceable by either party. Executive shall execute any agreements required by Motorola or DCI as well as the Company's nondisclosure and noncompetition agreement which is required to be executed by all Company employees and otherwise comply with all Motorola/DCI Agreements. Executive shall not take any action which would cause the Company to breach the Motorola/DCI Agreements.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                       COMPANY:

                                       OMNIVIEW, INC.

                                       By: /s/ H. Lee Martin
                                           -----------------------------------
                                       Its: President
                                           -----------------------------------

                                       EXECUTIVE:

                                       /s/ James M. Phillips
                                       ---------------------------------------
                                       JAMES M. PHILLIPS




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                              AMENDMENT NUMBER 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Amendment Number 1 is effective as of November 21, 1997, by and between INTERACTIVE PICTURES CORPORATION, a Tennessee corporation (the "Company") and JAMES M. PHILLIPS (the "Executive) (the "Amendment").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated January 24, 1997 (the "Employment Agreement"); and

         WHEREAS, it was, at that time, the intent of the parties to grant the Executive a stock option to purchase an amount of shares equal to ten percent (10%) of the total issued and outstanding shares of common stock of the Company; and

         WHEREAS, there is an error in Section 6 of the Employment Agreement that sets forth the number of shares of Common Stock issuable pursuant to the Stock Option; and

         WHEREAS, the parties desire to amend the Employment Agreement to correct the error and recognize the four-for-one stock split effected by the Company in March, 1997.

         NOW, THEREFORE, consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. Section 6 of the Employment Agreement is hereby amended by deleting the number "412,559" and inserting in its place "2,270,049".

         2. All other terms of the Employment Agreement not otherwise amended hereby shall continue to be in full force and effect.

         3. This Amendment may be executed in counterparts, with each such counterpart being deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 as the date first above written.

                                       COMPANY:

                                       INTERACTIVE PICTURES CORPORATION

                                       By: /s/ Edmond Lewis
                                           -----------------------------------
                                       Its: Corporate Secretary
                                           -----------------------------------

                                       EXECUTIVE:

                                       /s/ James M. Phillips
                                       ---------------------------------------
                                       JAMES M. PHILLIPS
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                              AMENDMENT NUMBER 2 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Amendment Number 2 is effective as of January 20, 1999, by and between INTERACTIVE PICTURES CORPORATION, a Tennessee corporation (the "Company") and JAMES M. PHILLIPS (the "Executive") (the "Amendment").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated January 24, 1997, as amended by Amendment No. 1 dated November 21, 1997 (as amended, the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement to extend the term of the Agreement.

         NOW, THEREFORE, consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. Section 2 of the Employment Agreement is hereby amended by deleting the date December 31, 1999" in both places where said date appears and inserting in its place "December 31, 2001".

         2. All other terms of the Employment Agreement not otherwise amended hereby shall continue to be in full force and effect.

         3. This Amendment may be executed in counterparts, with each such counterpart being deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 2 as of the date first above written.

                                       COMPANY:

                                       INTERACTIVE PICTURES CORPORATION

                                       By:  /s/ Jeffrey D. Peters
                                            -----------------------------------
                                       Its: President
                                            -----------------------------------


                                       EXECUTIVE:

                                       /s/ James M. Phillips
                                       ----------------------------------------
                                       JAMES M. PHILLIPS